EXHIBIT 10.4

                            CLOSING ESCROW AGREEMENT


      THIS CLOSING ESCROW AGREEMENT, dated January 25, 2007 ("ESCROW Agreement"), is entered into by and between Bronze Marketing, Inc., a Nevada corporation, and its subsidiaries (the "COMPANY"), Roth Capital Partners, LLC ("ROTH") and Thelen Reid Brown Raysman & Steiner LLP, as escrow agent (the "ESCROW AGENT"). The Company and Roth are sometimes collectively referred to herein as the "ESCROW PARTIES".

      WHEREAS, concurrently herewith the Company and certain investors (the "INVESTORS") are entering into a Securities Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), pursuant to which each Investor (as defined therein) has agreed to purchase from the Company, and the Company has agreed to sell to each Investor, the number of Shares identified therein (capitalized terms used and not otherwise defined herein shall have the meanings given such terms on Annex A to this Escrow Agreement);

      WHEREAS, pursuant to the Purchase Agreement, the Company and the Investors have agreed to establish an escrow on the terms and conditions set forth in this Escrow Agreement;

      WHEREAS, Roth has acted as placement agent in connection with the transactions contemplated by the Purchase Agreement; and

      WHEREAS, the Escrow Agent is willing to accept appointment as Escrow Agent for only the expressed duties outlined herein.

      NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. PROCEEDS TO BE ESCROWED. A copy of the Purchase Agreement is attached as Exhibit A. All amounts provided by the Investors in connection with their acquisition of the Shares as set forth in the Purchase Agreement shall be deposited directly with the Escrow Agent in immediately available funds by federal wire transfer, such funds being referred to herein as the "ESCROW FUNDS." The Escrow Funds shall be retained in escrow by the Escrow Agent in a separate account and invested as stated below.

2. IDENTITY OF INVESTORS. Concurrent with the execution of the Escrow Agreement, the Company shall furnish to the Escrow Agent the information comprising the identity of the Investors in the format set forth in the "LIST OF INVESTORS" attached as Exhibit B, or in an electronic spreadsheet format with the same information. All Escrow Funds shall remain the property of the Investors and shall not be subject to any liens or charges by the Company or the Escrow Agent or judgments or creditors' claims against the Company, until released to the Company as hereinafter provided. Escrow Agent will not use the information provided to it by the Company for any purpose other than to fulfill its obligations as Escrow Agent. The Company and the Escrow Agent will treat all Investor information as confidential.

3. DISBURSEMENT OF FUNDS.

      (a) The Escrow Agent shall continue to hold the Escrow Funds delivered for deposit hereunder by an Investor until the earlier of: (1) receipt of a joint written notice from the Company and the Investors evidencing termination under
Section 6.5(a) of the Purchase Agreement, (2) receipt of a written notice from the Company or such Investor evidencing termination under Section 6.5(b) of the Purchase Agreement (each of (1) and (2), a "TERMINATION ELECTION") and (3) receipt of both (x) written notice from the Company that the conditions to closing under Section 5.1 of the Purchase Agreement have been satisfied and (y) joint written notice from the Company and Roth to effect the Closing.

      (b) If the Escrow Agent receives a Termination Election prior to its receipt of the notices contemplated under Section 3(a)(3), then the Escrow Agent shall return the Escrow Funds delivered by such Investor as directed by such Investor. If the Escrow Agent receives the notices contemplated under Section 3(a)(3) prior to a Termination Election, then the Escrow Agent shall disburse the portion of the Escrow Funds for which the foregoing is the case in accordance with Exhibit C to this Escrow Agreement.

4. DUTY AND LIMITATION ON LIABILITY OF THE ESCROW AGENT. The sole duty of the Escrow Agent shall be to receive the Escrow Funds and to hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company is complying with requirements of the Escrow Agreement or the Purchase Agreement. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in the Escrow Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with the Escrow Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel of its own choice with respect to any question arising under the Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

In no event shall the Escrow Agent be liable,  directly or  indirectly,  for any
(a) damages or expenses arising out of the services provided hereunder, other than damages which result from the Escrow Agent's gross negligence or willful misconduct or (b) special or consequential damages, even if the Escrow Agent has been advised of the possibility of such damages.

The Escrow Agent shall be obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature, and shall under no circumstances be deemed to be a fiduciary to the Company, Roth, any Investor or any other person. The Escrow Agent shall not assume any responsibility for the failure of the Company or Roth to perform in accordance with this Escrow Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be implied by nor inferred from the terms of any other agreement, including, without limitation, the Purchase Agreement.

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Under no  circumstances  shall the Escrow  Agent be expected or required to use, risk or advance its own funds in the performance of its duties or exercise of its rights hereunder.

5. ESCROW AGENT'S FEE. The Escrow Agent shall not be entitled to compensation for its services; provided, however, that in the event that the conditions for the disbursement of funds under the Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in the Escrow Agreement, or there is any assignment of interest in the subject matter of the Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to the Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company.

6. INTERPLEADER. The Escrow Agent may at any time commence an action in the nature of interpleader or other legal proceedings and may deposit the Escrow Funds with the clerk of the court. In the event of any dispute regarding who is entitled to the Escrow Funds at any time, the Escrow Agent may determine not to release the Escrow Funds to either any Investor or the Company and may commence an interpleader action as aforesaid or may cause the Escrow Funds to be deposited with a court of competent jurisdiction whereupon it shall cease to have any further obligation hereunder. Upon any delivery or deposit of the Escrow Funds as provided in this Section 5, the Escrow Agent shall be released and discharged from any further obligation under this Agreement.

7. INVESTMENT OF PROCEEDS. The Escrow Funds shall be credited by Escrow Agent and recorded in a non-interest bearing escrow account. The Company agrees to indemnify and hold Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against Escrow Agent on or with respect to any payment or other activities under this Escrow Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall arise out of or be caused by the gross negligence or willful misconduct of the Escrow Agent.

The  Company   acknowledges  that  Escrow  Agent  is  not  providing  investment supervision, recommendations or advice.

8. NOTICES. All notices, requests, demands and other communications under the Escrow Agreement shall be in writing and shall be deemed to have been duly given
(a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission,
(c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

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      If to the Company:      Bronze Marketing, Inc.
                              No 8, Huaye Road, Dongbang Industrial Park
                              Changshu, China, 215534
                              Attn: Chairman
                              Facsimile:  86-512-52687771

      If to Escrow Agent:     Thelen Reid Brown Raysman & Steiner LLP
                              701 8th Street NW
                              Washington, D.C. 20001
                              Attn.:  Joseph R. Tiano, Jr., Esq.
                              Facsimile:  (202) 508-4321

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

9. INDEMNIFICATION OF ESCROW AGENT. The Escrow Parties hereby indemnify and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to the Escrow Agreement or any transaction to which the Escrow Agreement relates unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Escrow Agent.

10. SUCCESSORS AND ASSIGNS. Except as otherwise provided in the Escrow Agreement, no party hereto shall assign the Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, each Investor and Roth and any such attempted assignment without such prior written consent shall be void and of no force and effect. The Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

11. GOVERNING LAW; JURISDICTION. The Escrow Agreement shall be construed, performed and enforced in accordance with, and governed by the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

12. SEVERABILITY. In the event that any part of the Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of the Escrow Agreement shall remain in full force and effect.

13. AMENDMENTS; WAIVERS. The Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by each of the Company, the Escrow Agent, Roth and each Investor. Any waiver by any party of any condition or of the breach of any provision, term, covenant, representation or warranty contained in the Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of the Escrow Agreement.

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

14. ENTIRE AGREEMENT. The Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

15. SECTION HEADINGS. The section headings in the Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Escrow Agreement.

16. COUNTERPARTS. The Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

17. RESIGNATION. Escrow Agent may resign upon 30 days advance written notice to the Company. If a successor escrow agent is not appointed within the 30-day period following such notice, Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Escrow Funds with such court, whereupon Escrow Agent's duties hereunder shall terminate.

18. THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity, except for the Investors and Roth.


                            [Signature page follows]


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      IN WITNESS WHEREOF, the parties hereto have caused the Escrow Agreement to be executed the day and year first set forth above.


BRONZE MARKETING, INC.

/s/Timothy P. Halter
--------------------
By: Timothy P. Halter
Its: President


THELEN REID BROWN RAYSMAN & STEINER LLP

By: /s/Joseph R. Tiano
    ---------------------------
Name: Joseph R. Tiano, Esq.
Title: Partner


ROTH CAPITAL PARTNERS, LLC

By: /s/ Aaron M. Gurewitz
    --------------------------------
Name: Aaron M. Gurewitz
Title: Managing Director, Equity Capital Markets


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                                     Annex A

                                  DEFINED TERMS

"BUSINESS DAY" means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or the State of Utah are authorized or required by law or other governmental action to close.

"CLOSING"  means the closing of the purchase and sale of the Shares  pursuant to
Article II of the Purchase Agreement.

"CLOSING DATE" means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 of the Purchase Agreement are satisfied, or such other date as the parties thereto may agree.

"INVESTMENT AMOUNTS" means, with respect to each Investor, the Investment Amount indicated on such Investor's signature page to the Purchase Agreement.

"INVESTORS" means the investors identified on the signature pages to the Purchase Agreement.

"SHARES" means the shares of Series B Voting Convertible Preferred Stock issuable to the Investors pursuant to this Agreement, having the rights, preferences and privileges set forth in the Certificate of Designation.